SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 14, 2003

Angeion Corporation

(Exact name of Registrant as specified in its charter)

Minnesota	001-13543	41-1579150
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

350 Oak Grove Parkway
St. Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 484-4874

Items 1-6, 8, 10-12 are not applicable and therefore omitted.

Item 9.                    Regulation FD Disclosure.

                The President and Chief Executive Officer of Angeion Corporation (the “Company”), Richard E. Jahnke, presented a slide presentation, attached hereto as Exhibit 99.1, at the Company’s Annual Meeting of Shareholders held at 3:30 p.m. local time on May 14, 2003 which slide presentation provides information about the Company, its products, industry and prospects.

Item 7.                    Financial Statements And Exhibits

99.1                           Presentation by Richard E. Jahnke at the Angeion Corporation Annual Meeting of Shareholders held on May 14, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: May 15, 2003
	By:	/s/	Dale H. Johnson
Dale H. Johnson
Chief Financial Officer